UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

CENTURY ALUMINUM COMPANY
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTURY ALUMINUM COMPANY
___________________________

ADDITIONAL MATERIALS
RELATING TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be held on June 14, 2021
___________________________

On April 22, 2021, Century Aluminum Company (the "Company") filed a proxy statement (the “Proxy Statement”) relating to its 2021 annual meeting of stockholders (the "2021 Meeting") with the Securities and Exchange Commission. Subsequent to that date, on May 17, 2021, the Board of Directors (the “Board”) appointed Jesse Gary, currently the Company’s Executive Vice President, Chief Operating Officer and General Counsel, as President and Chief Executive Officer of the Company, effective as of July 1, 2021. Mr. Gary has also been appointed to the Company’s Board of Directors (the “Board”), effective as of the same date. Mr. Gary, age 41, will succeed Michael Bless, who will step down as President and Chief Executive Officer of the Company effective June 30, 2021, but will remain with the Company through early 2022 to support the leadership transition. Mr. Bless will also resign as a member of the Board effective June 30, 2021. You are not being asked to vote for or ratify the appointment of Mr. Gary at the upcoming 2021 Meeting.

Complete copies of Mr. Gary's Offer Letter, dated May 17, 2021, the Retirement and Transition Agreement, dated May 17, 2021, between the Company and Mr. Bless, and the Press Release, dated May 17, 2021, announcing the appointment of Mr. Gary and retirement of Mr. Bless are filed as Exhibits 10.1, 10.2 and 99.1, respectively, to the Current Report on Form 8-K filed by the Company on May 17, 2021.

Voting Matters

These additional materials relating to the Proxy Statement do not change the proposals to be acted upon at the 2021 Meeting, which are described in the Proxy Statement. Mr. Bless remains on the slate of directors to be elected at the 2021 Meeting. If you have already submitted your proxy, you do not need to take any action. Information on how to vote your shares and how to change your vote or revoke your proxy is available in the Proxy Statement.

By Order of the Board of Directors,

Jesse E. Gary
Executive Vice President, Chief Operating Officer, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders to be held on Monday, June 14, 2021: Our Proxy Statement and 2020 Annual Report are available free of charge on our website at www.centuryaluminum.com or www.proxyvote.com.